1 GLOBAL X CARBON CREDIT STRATEGY SUBSIDIARY LIMITED PORTFOLIO INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT This Agreement ("Agreement") is made as of this 9th day of February 2023, between Global X Management Company LLC, a Delaware limited liability company (the "Adviser"), and Global X Carbon Credit Strategy Subsidiary Limited (the "Subsidiary"), a company organized under the Companies Act (as amended) of the Cayman Islands (the "Companies Act"). WHEREAS, the Adviser is principally engaged in the business of rendering investment management services and is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the "Advisers Act"); and WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Global X Carbon Credits Strategy ETF (the "Fund"), an investment company registered under the U.S. Investment Company Act of 1940, as amended (the "1940 Act"); and WHEREAS, the Subsidiary is authorized to issue and redeem shares in the capital of the Subsidiary in accordance with the Companies Act and its Articles of Association; and WHEREAS, the Subsidiary was formed for the purpose of investing substantially all of its assets in commodity, currency, cryptocurrency and/or financial futures and swap transactions; and WHEREAS, the Subsidiary desires to appoint the Adviser to serve as the investment adviser and to provide certain additional services to the Subsidiary; and WHEREAS, the Adviser is willing to provide investment advisory services and certain additional services to the Subsidiary, and to bear certain expenses, on the terms and conditions hereinafter set forth; NOW THEREFORE, the parties hereto hereby agree as follows: 1. Appointment of the Adviser The Subsidiary hereby appoints the Adviser to act as investment adviser for the Subsidiary for the period and on terms set forth herein. The Adviser accepts such appointment and agrees to render services and bear the expenses specified herein for the consideration set forth herein. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided for or authorized in this Agreement or another writing between the Subsidiary and the Adviser, have no authority to act for or represent the Subsidiary in any way or otherwise be deemed an agent of the Subsidiary. 2. Duties of the Adviser

2 a. The Subsidiary acknowledges and agrees that it is contemplated that the Adviser will manage the investment operations and composition of the Subsidiary and render investment advice for the Subsidiary. The Adviser may, at its own expense, select and contract with one or more investment sub-advisers to manage the investment operations and composition of the Subsidiary and render investment advice for the Subsidiary. The services provided by the Adviser or any such sub- adviser shall include: (i) furnishing continuously an investment program for the Subsidiary; (ii) managing the investment and reinvestment of Subsidiary assets; (iii) determining which investments shall be purchased, held, sold or exchanged for the Subsidiary and what portion, if any, of the assets of the Subsidiary shall be held uninvested; (iv) making changes on behalf of the Subsidiary in the investments of the Subsidiary; (v) providing the Subsidiary with records concerning the activities that the Subsidiary is required to maintain; (vi) providing recommendations to the Subsidiary's Board of Directors with respect to the selection of third-party service providers ("Service Providers"), and, subject to the direction of the Board of Directors, thereafter: (A) negotiate, coordinate and implement the Subsidiary's contractual obligations with respect to such Service Providers; (B) monitor, oversee and review the performance of such Service Providers to ensure adherence to applicable contractual obligations; and (C) prepare or coordinate reports and presentations to the Board of Directors with respect to such Service Providers as requested or as deemed appropriate; (vii) making available employees of the Advisor to serve as officers and Directors of the Subsidiary, and pay the salaries and expenses of all such officers; and (viii) rendering reports to the Subsidiary's officers and Board of Directors concerning the Adviser's discharge of the foregoing responsibilities. Service Providers include, but are not limited to, entities providing custody, administrative and accounting services. The Adviser shall furnish to the Subsidiary all office facilities, equipment, services and executive and administrative personnel necessary for managing the investment program of the Subsidiary. The Adviser may enter into arrangements with other persons affiliated or unaffiliated with the Adviser for the provision of certain personnel and facilities to the Adviser to enable the Adviser to fulfill its duties and obligations under this Agreement. b. The Adviser shall discharge the foregoing responsibilities subject to (i) the supervision and control of the Board of Directors of the Subsidiary, (ii) in compliance with such policies as the Directors may from time to time establish, (iii) the investment objective and strategies, as applicable, set forth in the Fund's then- current registration statement, (iv) the 1940 Act, and (v) the U.S. Internal Revenue Code and rules thereunder as they apply to the operation of the Subsidiary. 3. Certain Records and Reports The Adviser shall retain all records on behalf of the Subsidiary as if the Subsidiary were registered as an investment company under the 1940 Act. Any records required to be maintained

3 and preserved pursuant to the provisions of Rule 3la-1 and Rule 31a-2 under the 1940 Act that are prepared or maintained by the Adviser (or any investment sub-adviser) on behalf of the Subsidiary are the property of the Subsidiary and will be surrendered promptly to the Subsidiary at its request (the "Records"). The Adviser agrees to preserve the Records for the periods prescribed in Rule 31a-2 under the 1940 Act. The Subsidiary and the Adviser agree to furnish to each other, if applicable, the Subsidiary's current prospectuses, the Subsidiary's proxy statements, the Subsidiary's reports to shareholders, certified copies of the Subsidiary's financial statements, and such other information with regard to their affairs as each may reasonably request. The Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Subsidiary has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable U.S. federal or state regulatory authorities (as contemplated by section 5 below or otherwise). 4. Fees/ Allocation of Expenses a. For the services to be provided by the Adviser hereunder with respect to the Subsidiary, the Adviser shall not be entitled to advisory fees for so long as the Adviser, or any affiliated person of the Adviser, serves as investment adviser to the Fund and receives a fee for such services based on the consolidated assets of the Fund and the Subsidiary. b. The Adviser agrees to pay all expenses of the Subsidiary, except for: (i) brokerage and other transaction expenses and other fees, charges, taxes, levies or expenses (such as stamp taxes) incurred in connection with the execution of portfolio transactions or in connection with creation and redemption transactions (including without limitation any fees, charges, taxes, levies or expenses related to the purchase or sale of an amount of any currency, or the patriation or repatriation of any security or other asset, related to the execution of portfolio transactions or any creation or redemption transactions); (ii) legal fees or expenses in connection with any arbitration, litigation or pending or threatened arbitration or litigation, including any settlements in connection therewith; (iii) compensation and expenses of the Directors of the Subsidiary who are not officers, directors, partners or employees of the Adviser or its affiliates (the "Independent Directors"); (iv) compensation and expenses of counsel to the Independent Directors, (v) compensation and expenses of the Subsidiary's chief compliance officer and his or her staff; (vi) extraordinary expenses (in each case as determined by a majority of the Independent Directors); (vii) distribution fees and expenses paid by the Subsidiary; (viii) interest and taxes of any kind or nature (including, but not limited to, income, excise, transfer and withholding taxes); (ix) fees and expense related to the provision of securities lending services; and (x) the fee payable to the Adviser, if any, hereunder. The payment or assumption by the Adviser of any expense of the Subsidiary that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Subsidiary on any subsequent occasion. 5. Regulation

4 The Adviser shall submit to all applicable regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations. 6. Provision of Certain Information by the Adviser The Adviser will promptly notify the Subsidiary in writing of the occurrence of any of the following events: a. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; b. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Subsidiary; or c. the chief executive officer of the Adviser or the portfolio manager of Subsidiary changes. 7. Limitation of Liability of the Adviser Neither the Adviser nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Subsidiary or its shareholders in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Subsidiary; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Subsidiary or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, or the reckless disregard of its duties or obligations hereunder. 8. Force Majeure Notwithstanding any other provision of this Agreement, the Adviser shall not be liable for any loss suffered by the Subsidiary or its shareholders caused directly or indirectly by circumstances beyond the Adviser's reasonable control including, without limitation, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods, extreme weather conditions, or other catastrophes, acts of God, widespread disease, including pandemics (for example, the novel coronavirus (COVID-19)), wars, riots or failures of communication or power supply. In the event of equipment breakdowns beyond the Advisor's reasonable control, the Adviser shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. 9. Duration, Termination and Amendment

5 a. Duration and Termination. This Agreement shall become effective as of the date first set forth above. Unless terminated in accordance with this Section 9, the Agreement shall remain in full force and effect for two (2) years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for period(s) of one (1) year thereafter provided that it may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Subsidiary or by the vote of the majority of outstanding voting shares of the Subsidiary, in either case on not more than sixty (60) days’ notice. In addition, this Agreement will terminate automatically in the event that the investment advisory agreement between the Fund and the Adviser is terminated. b. Amendment. Any amendment to this Agreement must be signed by both parties. 10. Services Not Exclusive The services of the Adviser to the Subsidiary hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others (including other investment companies and to engage in other activities) so long as its services hereunder are not impaired thereby. 11. Trade Names and Trademarks The Adviser agrees that the name "Global X" may be used in the name of the Subsidiary and that such name, together with any related logos and any service marks containing the word "Global X," may be used in connection with the Subsidiary’s business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Subsidiary will cease such use. The Subsidiary acknowledges that it has no rights to the name "Global X" and such logos or service marks other than those granted in this Section and that the Adviser reserves to itself the right to grant the nonexclusive right to use the name "Global X" and such logos or service marks to any other person. 12. Custody Nothing in this Agreement will require the Adviser to take or receive physical possession of cash, securities or other investments of the Subsidiary. 13. Miscellaneous a. Notice. All notices required to be given pursuant to this Agreement shall be delivered or mailed (i) to the last known business address of the Subsidiary or the Adviser in person, or (ii) by registered mail or a private mail or delivery service providing the sender with notice of receipt, or (iii) by facsimile, email or other electronic transmission. Notice shall be deemed given on the date delivered or mailed in accordance with this Section.

6 b. Address. The address of the Subsidiary is: Maples Corporate Services Limited PO Box 309 Ugland House, Grand Cayman KY1-1104, Cayman Islands The address of the Adviser is: Global X Management Company LLC c/o General Counsel 605 Third Avenue, 43rd Floor New York, NY 10158 USA c. Severability. Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. d. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of New York (without giving effect to its conflict of law principles). Notwithstanding the foregoing, any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Advisers Act shall be resolved by reference to such term or provision of the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. e. Execution by Counterpart. This Agreement, and any amendment, may be executed in any number of counterparts, all of which together shall constitute one agreement. Facsimile, scanned image or electronic signatures are valid as originals. f. Survival after Termination. The rights and obligations set forth in Sections 5 and 7 shall survive the termination of this Agreement. g. Permissible Interests. Directors, officers, agents and shareholders of the Subsidiary are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, agents, shareholders or otherwise; directors, partners, officers, agents and shareholders of the Adviser are or may be interested in the Subsidiary as Directors, officers, agents, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Subsidiary as a shareholder or otherwise. h. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties.

7 i. Liability of the Subsidiary. It is expressly agreed that the obligations of the Subsidiary hereunder shall not be binding upon any of the directors, shareholders, nominees, officers, agents or employees of the Subsidiary personally, but shall bind only the Subsidiary and the property of the Subsidiary. The execution and delivery of this Agreement have been authorized by the Board of Directors, and it has been signed by an officer of the Subsidiary, acting as such, and neither such authorization by such Board of Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Subsidiary. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above. Global X Carbon Credit Strategy Subsidiary Limited By: By: Name: John Belanger Title: Director Global X Management Company LLC By: Name: Susan Lively Title: General Counsel